UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 30, 2012

Chase Packaging Corporation

(Exact name of registrant as specified in its charter)

Texas	0-21609	93-1216127
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

636 River Road
Fair Haven, NJ	07704
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (732) 741-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On March 30, 2012, Chase Packaging Corporation (the “Company”) entered into an agreement (the “Agreement”) with the holders of approximately 50.1% of the Company’s Series A 10% Convertible Preferred Stock (the “Preferred Stock”) pursuant to which such holders agreed to waive their right to request liquidation of the Preferred Stock prior to August 2, 2016.  The Company’s Statement of Resolution Establishing the Series A 10% Convertible Preferred Stock provides that at any time after August 2, 2011, the holders of 66 2/3% or more of the Preferred Stock then outstanding may request liquidation of their Preferred Stock.

Holders of the Preferred Stock who entered into the Agreement with the Company include the following affiliates of the Company: (i) William J. Barrett, secretary and director of the Company, and his wife; (ii) Edward L. Flynn, director of the Company, and his wife; (iii) Herbert M. Gardner, vice president and director of the Company, and his wife; (iv) Ann C.W. Green, chief financial officer and assistant secretary of the Company; and (v) Allen T. McInnes, chairman of the board, president and treasurer of the Company.

The foregoing description of the Agreement is qualified in its entirety by reference to the form of Agreement filed by the Company as Exhibit 10.1 to this Current Report on Form 8-K.

Item 3.03  Material Modification to Rights of Security Holders.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 3.03.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

10.1	Form of Agreement, dated March 30, 2012, among Chase Packaging Corporation and various holders of Chase Packaging Corporation’s Series A 10% Convertible Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHASE PACKAGING CORPORATION

Date: April 5, 2012	By:	/s/ Ann C. W. Green
Ann C.W. Green
Assistant Secretary
(Principal Financial and Accounting Officer)